UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer and Director

As previously disclosed, on January 2, 2024, Brent Berg notified Rare Element Resources Ltd.’s (the “Registrant”) of his decision to resign as the President and Chief Executive Officer of the Registrant, and as a director of the Registrant, in each case effective as of April 2, 2024, or earlier at the discretion of the board of directors of the Registrant (the “Board”). Mr. Berg’s decision to resign was not the result of any disagreement with the Registrant on any matter related to the Registrant’s operations, policies or practices. On March 14, 2024, the Registrant and Mr. Berg agreed that such resignations will take effect on March 20, 2024.

Appointment of President and Chief Executive Officer and Director

Also on March 14, 2024, the Board appointed Kenneth Mushinski as the President and Chief Executive Officer of the Registrant, and as a director of the Registrant, in each case effective as of May 1, 2024.

Mr. Mushinski, 61, has been the Chairman of the board of directors of Anfield Energy Inc. since September 2022. He previously served as a director of the Registrant (November 2017–March 2022), Chairman of Cotter Corporation N.S.L. (October 2011–March 2022), and a management committee member for the Honeywell/General Atomics ConverDyn partnership (June 2016–March 2022). In addition, Mr. Mushinski was the President of Synchron (September 2017–March 2022); Vice President, Corporate Planning and Acquisitions of General Atomics Technologies Corporation (February 2014–March 2022); President of Quasar Resources Pty Ltd (November 2014–March 2022); Vice President, Sales and Marketing of Nuclear Fuels Corporation (June 2006–March 2022); Engineering Manager for General Atomics Electronics Systems (2002–2006); Lead Mechanical Engineer for Electronic Systems, Inc. (1995–2002); and Senior Reactor Operator at General Atomics (1989–2012). Mr. Mushinski received a Bachelor of Science in Mechanical Engineering (summa cum laude) from San Diego State University. There are no family relationships between Mr. Mushinski and any director or executive officer of the Registrant, and there are no transactions between Mr. Mushinski and the Registrant that require disclosure pursuant to Item 404 of Regulation S-K.

On March 15, 2024, Rare Element Resources, Inc., a wholly owned subsidiary of the Registrant (the “Company”), and Mr. Mushinski entered into an employment agreement (the “Employment Agreement”), which provides that (i) Mr. Mushinski’s initial annual base salary is US$320,000; (ii) he will be paid by May 31, 2024, a one-time signing bonus in the amount of US$60,000, which must be repaid to the Company if he terminates his employment for convenience on or before May 1, 2025; (iii) Mr. Mushinski will be eligible to receive an annual performance bonus and such long-term incentive awards as may be determined by the Board; and (iv) he will be eligible to participate in the employee benefit programs of the Registrant.

Pursuant to the terms of the Employment Agreement, Mr. Mushinski is entitled to separation benefits in the event that his employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Mushinski for “good reason” (as defined in the Employment Agreement), including a material change in title or duties, a 10% or greater reduction in base salary unless a proportionate reduction is made to the base salary of all members of the Company’s senior management team in certain circumstances, a material breach of the Employment Agreement by the Company, or the failure by the Company to maintain reasonable directors and officers liability insurance acceptable to the Company’s Board, in each case which the Company has failed to cure. The severance payment to be received by Mr. Mushinski upon termination under the circumstances described above will be equal to sum of one year of his base salary in effect on the date of termination and certain accrued and unpaid benefits, all paid to him in a lump sum not later than 60 days after the date of such termination.

Pursuant to the terms of the Employment Agreement, Mr. Mushinski will be indemnified by the Company for all losses, settlements and other amounts arising from all claims or proceedings in which he may be involved relating to the business or affairs of the Company if in each case he acted in good faith and in a manner that he believed to be in the best interest of the Company, and his conduct did not constitute gross negligence or willful or wanton misconduct. In addition, during the term of Mr. Mushinski’s employment and for six years after his employment terminates, or so long as the Company’s directors and officers liability insurance or indemnification policy (the “D&O Policy”) remains in effect, whichever period is shorter, Mr. Mushinski will be entitled to coverage under the D&O Policy.

As consideration for the separation benefits under the Employment Agreement, Mr. Mushinski agreed to certain confidentiality obligations with respect to proprietary information of the Company gained as a result of his employment. In addition, he is subject to non-compete provisions under the Employment Agreement that prohibit him from engaging in any “competitive business” (as defined in the Employment Agreement) during the term of the Employment Agreement or for a period of one year following termination within certain geographical boundaries based on the locations where the Company does business. Mr. Mushinski is also prohibited during the term of the Employment Agreement and for one year following termination from soliciting the services of any employee of the Company or the business of any customer of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim President and Chief Executive Officer

Also on March 14, 2024, the Board appointed Kelli Kast, a current director of and consultant to the Registrant, as the interim President and Chief Executive Officer of the Registrant, in each case effective as of March 20, 2024.

Ms. Kast, 57, has over 25 years of in-house legal experience, including as top legal officer in the precious metals industry for seven years and 12 years in the rare earth industry. She has served as a consultant of the Company since June 2015 and as a director of the Registrant since August 2022. From July 2012 to May 2015, Ms. Kast served as the Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Registrant. She served as Coeur d’Alene Mine Corporation’s Vice President, General Counsel and Corporate Secretary from May 2005 to March 2009 and as its Chief Administrative Officer from March 2009 to December 2011. From 2004 to 2005, Ms. Kast served as Corporate Counsel for HealtheTech Inc. From 1997 to 2003, she served as the Assistant General Counsel and Corporate Secretary for Global Water Technologies Inc. and Psychrometric Systems, Inc. From January 1996 through December 1997, she served as corporate counsel for Boise Cascade Corporation. Ms. Kast earned her Juris Doctor from the University of South Dakota School of Law and her Bachelor’s degree from the University of Idaho.

Pursuant to a professional services agreement, dated as of February 17, 2021 and as amended on February 3, 2023 and January 18, 2024, between the Company and Ms. Kast, she was paid for the fiscal years 2023 and 2022 monthly retainers of $20,208 and $19,250, respectively, and received cash bonuses of $82,500 and $75,000, respectively. Ms. Kast’s monthly retainer was adjusted to $21,250 in 2024. In addition, on January 4, 2023, and January 5, 2022, Ms. Kast received stock option grants of 225,000 and 500,000, respectively, in each case vesting 50% on each of the dates six months and one year after the grant date. Ms. Kast’s compensation was not amended in connection with her appointment as the interim President and Chief Executive Officer of the Registrant.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, Rare Element Resources Ltd. issued a press release announcing the appointments of Mr. Mushinski and Ms. Kast and the departure of Mr. Berg. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated as of March 15, 2024, by and between Rare Element Resources, Inc. and Kenneth Mushinski.
99.1	Press release, dated as of March 18, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

*   Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024

RARE ELEMENT RESOURCES LTD.

By:	/s/ Wayne E. Rich
Name:	Wayne E. Rich
Title:	Chief Financial Officer